EXHIBIT 23

CONSENT OF ACCOUNTANTS

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 (File No. 333-156342) and Registration Statement on Form S-8 (File No. 000-49806) of First PacTrust Bancorp, Inc. of our report dated March 5, 2009 with respect to the consolidated financial statements of First PacTrust Bancorp, Inc., and the effectiveness of internal control over financial reporting, which report appears in this Annual Report on Form 10-K (as amended) of First PacTrust Bancorp, Inc. for the year ended December 31, 2008.

Crowe Horwath LLP

Oak Brook, Illinois

July 1, 2009